UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2021

UMH Properties, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-12690	22-1890929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Juniper Business Plaza, Suite 3-C 3499 Route 9 North Freehold, New Jersey (Address of principal executive offices)	07728 (Zip Code)

Registrant’s telephone number, including area code:	(732) 577-9997

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock $.10 par value	UMH	New York Stock Exchange
6.75% Series C Cumulative Redeemable Preferred Stock, $.10 par value	UMH PRC	New York Stock Exchange
6.375% Series D Cumulative Redeemable Preferred Stock, $.10 par value	UMH PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

On December 8, 2021, UMH Properties, Inc. (the “Company”) and Nuveen Real Estate, a part of Nuveen Global Investments LLC (“Nuveen”), established a joint venture for the purpose of acquiring manufactured housing and/or recreational vehicle communities that are under development and/or newly developed and meet certain other investment guidelines.  The terms of the joint venture are set forth in a Limited Liability Company Agreement dated as of December 8, 2021 (the “LLC Agreement”) entered into between a wholly owned subsidiary of the Company and an affiliate of Nuveen.  The LLC Agreement provides for the parties to initially fund up to $70 million of equity capital for acquisitions during a 24-month commitment period, with Nuveen having the option, subject to certain conditions, to elect to increase the parties’ total commitments by up to an additional $100 million and to extend the commitment period for up to an additional four years.   Committed capital will be funded 60% by Nuveen and 40% by the Company on a parity basis.   The Company will serve as managing member of the joint venture and will be responsible for day-to-day operations of the joint venture and management of its properties, subject to obtaining Nuveen’s approval of major decisions (including investments, dispositions, financings, major capital expenditures and annual budgets).   For its role as managing member and property manager, the Company will receive asset management and property management fees.  In addition, the Company will be entitled to receive a promote percentage once each member of the joint venture has recouped its invested capital and received a 7.5% net unlevered internal rate of return.

After December 8, 2024 or, if later, the second anniversary of the joint venture’s acquisition and placing in service of a manufactured housing or recreational vehicle community, Nuveen will have a right to initiate the sale of one or more of the communities owned by the joint venture.  If Nuveen elects to initiate such a sale process, the Company may exercise a right of first refusal to acquire Nuveen’s interest in the community or communities to be sold for a purchase price corresponding to the greater of the appraised value of such communities or the amount required to provide a 7.5% net unlevered internal rate of return on Nuveen’s investment.   In addition, the Company will have the right to buy out Nuveen’s interest in the joint venture at any time after December 8, 2031 at a purchase price corresponding to the greater of the appraised value of the portfolio or the amount required to provide a 7.5% net unlevered internal rate of return on Nuveen’s investment.

The LLC Agreement provides that until the capital contributions to the joint venture are fully funded or the joint venture is terminated, the joint venture will be the exclusive vehicle for the Company to acquire any manufactured housing communities and/or recreational vehicle communities that meet the joint venture’s investment guidelines.   These guidelines call for the joint venture to acquire manufactured housing and recreational vehicle communities that have been developed within the previous two years and are less than 20% occupied, are located in certain geographic markets, are projected to meet certain cash flow and internal rate of return targets, and satisfy certain other criteria.  The Company has agreed to offer Nuveen the opportunity to have the joint venture acquire any manufactured housing community or recreational vehicle community that meets these investment guidelines.   If Nuveen determines not to pursue or approve any such acquisition, the Company would be permitted to acquire the property outside the joint venture.  Except for investment opportunities that are offered to and declined by Nuveen, the Company will be prohibited from developing, owning, operating or managing manufactured housing communities or recreational vehicle communities within a 10-mile radius of any community owned by the joint venture.  However, this restriction will not apply with respect to investments by the Company in existing communities operated by the Company.

Nuveen will have the right to remove and replace the Company as managing member of the joint venture and manager of the joint venture’s properties if the Company breaches certain obligations or certain events occur.  Upon such removal, Nuveen may elect to buy out the Company’s interest in the joint venture at 98% of the value of the Company’s interest in the joint venture.  If Nuveen does not exercise such buy-out right, the Company may, at specified times, elect to initiate a sale of the communities owned by the joint venture, subject to a right of first refusal on the part of Nuveen.   The LLC Agreement contains restrictions on a party’s right to transfer its interest in the joint venture without the approval of the other party.

On December 9, 2021, the Company published a press release announcing the joint venture with Nuveen.  In its press release, the Company stated that it had entered into agreements to acquire three to-be-built communities in Florida that will contain a total of 804 sites for a total purchase price of approximately $90 million. These three communities will all be considered for acquisition by the Company’s joint venture with Nuveen. The first community contains 219 sites and has an approximate purchase price of $23 million. The acquisition of this first community is expected to close by January 2022. The Company is also evaluating several other potential acquisitions that fit the joint venture’s investment guidelines that will be considered as potential acquisition opportunities for the joint venture.   A copy of the Company’s December 9, 2021 press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Forward-Looking Statements

Statements contained in this report, including the press release attached hereto, that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995 (the “Exchange Act”). All statements, other than statements of historical facts, that address activities, events or developments where the Company uses any of the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “intends,” or similar expressions, are forward-looking statements. These forward-looking statements are not guaranteed and are based on the Company’s current intentions and on the Company’s current expectations and assumptions. These statements, intentions, expectations and assumptions involve risks and uncertainties, some of which are beyond the Company’s control.   Please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 2021 for a description of certain of these risks and uncertainties.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated December 9, 2021 announcing the joint venture between the Company and Nuveen.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2021	UMH PROPERTIES, INC.

	By:	/s/ Craig Koster
Name: Craig Koster
Title: General Counsel and Corporate Secretary

Exhibit Index

99.1	Press release dated December 8, 2021 announcing the joint venture between the Company and Nuveen.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)